UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2025

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, STAAR Surgical Company (the “Company”) announced that its Board of Directors (the “Board”) appointed Deborah Andrews as Chief Financial Officer of the Company, effective June 25, 2025 (the “Effective Date”). In this role, Ms. Andrews will also serve as the Company’s principal financial officer and principal accounting officer under the rules and regulations of the Securities and Exchange Commission. Ms. Andrews has served as the Company’s Interim Chief Financial Officer since March 2025.

Ms. Andrews, age 67, retired from the Company in 2020, after more than two decades at the Company. She most recently served as the Company’s Chief Financial Officer, from September 2017 until June 2020, after serving as Vice President, Chief Accounting Officer since 2013. Ms. Andrews also served as the Company’s Vice President, Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President, International Finance from 1999 to 2001. Since April 2014, Ms. Andrews has served on the Board of Directors of Lineage Cell Therapeutics, a clinical stage biotechnology company focused in the field of regenerative medicine. She currently serves as its Audit Committee Chair and has previously served as its Compensation Committee Chair. Ms. Andrews spent three years from 1991 to 1994 as an accountant for KPMG. Ms. Andrews holds a B.S. degree in accounting from California State University at San Bernardino.

Ms. Andrews has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Ms. Andrews has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Andrews and any other person pursuant to which Ms. Andrews was appointed as an officer of the Company.

In connection with Ms. Andrews’ appointment as Chief Financial Officer, Ms. Andrews accepted an offer letter pursuant to which she will receive base salary at an annual rate of $495,000 and will be eligible to participate in the Company’s annual cash bonus program with a target bonus of 55% of her base salary. In addition, the Board approved the grant of an equity award with a grant date fair value of $1.4 million comprised (i) 50% of restricted stock units, a third of which will vest on each of June 25, 2026, June 25, 2027, and June 25, 2028, and (ii) 50% of performance stock units, which vest as to 0%-200% of target in up to five tranches based on the Company’s financial performance relative to revenue performance targets during the performance period ending December 31, 2027. Ms. Andrews will also participate in all other elements of the Company’s executive compensation and benefits plans.

Item 7.01 Regulation FD Disclosure.

On June 25, 2025, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Andrews as Chief Financial Officer of the Company. In the Press Release, the Company also announced that the Board determined to establish a new Capital Stewardship Committee to help guide the Company’s financial strategies, including the responsible allocation, management and oversight of capital. This new committee will be chaired by Board member Lilian Y. Zhou. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated June 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

June 25, 2025	By:	/s/ Stephen C. Farrell
Stephen C. Farrell
Chief Executive Officer